Exhibit 99.1

News Release
NYSE: WPZ

Date:          Oct. 29, 2009
Williams Partners L.P. Reports Third-Quarter 2009 Financial Results
•	Net Income, DCF Performance Continue to Improve

•	Strong 3Q Results: DCF Up 97% Over 2Q

•	3Q Distribution Coverage Ratio is 1.80x
     TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited third-quarter 2009 net income of $55.9 million, compared with third-quarter 2008 net income of $60.8 million. Net income per limited-partner unit for third-quarter 2009 was $1.04, compared with $1.00 per limited-partner unit, as revised, for third-quarter 2008.
     Lower natural gas liquid (NGL) margins, driven by much lower NGL prices, were the primary reason for the decline in net income in the third quarter. The lower prices were significantly offset by sharply lower natural gas prices. Gathering volumes at Wamsutter and Four Corners remained steady. Lower operating and maintenance expenses at Four Corners and higher volumes at Discovery partially offset the lower NGL margins.
     Year-to-date through Sept. 30, Williams Partners’ net income was $100.0 million, compared with $176.3 million for the same period in 2008. Net income per limited-partner unit for the first nine months of 2009 was $1.88, compared with $2.92, as revised, for the first nine months of 2008.
     Lower NGL margins, due to much lower NGL prices, were also the primary reason for the decline in net income in the year-to-date period. These lower prices were significantly offset by the benefit of sharply lower natural gas prices. Lower operating and maintenance expenses at Four Corners also helped partially offset the lower NGL margins.
     Third-quarter and year-to-date 2008 net income per limited-partner unit have been revised pursuant to the adoption of an accounting rule change in 2009, which changed the method the partnership previously used to allocate undistributed earnings between the limited partners and the general partner.
Distributable Cash Flow Significantly Improved Versus 2Q ‘09
     For third-quarter 2009, the key measure of distributable cash flow per weighted-average limited partner unit was $1.15, compared with $0.96 for third-quarter 2008. Distributable cash flow for limited-partner unitholders was $60.5 million for third-quarter 2009, compared with $50.5 million for third-quarter 2008.
     Distributable cash flow per weighted-average limited partner unit was $2.29 for the first nine months of 2009, compared with $2.65 for the first nine months of 2008. Distributable cash flow for limited-partner

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 1 of 8

unitholders was $120.6 million for the first nine months of 2009, compared with $139.3 million for the same period in 2008.
     The 2009 amounts were significantly, favorably impacted by Williams’ (NYSE: WMB) waiver of its incentive distribution rights for 2009. The waiver, which was detailed in the partnership’s April 15, 2009, press release, decreases the amount of distributable cash flow allocated to the general partner.
     Although distributable cash flow is down compared to 2008 for the year-to-date period, it has significantly improved throughout 2009, and is up 97 percent over second-quarter 2009. The partnership’s cash distribution coverage ratio was 1.80x for third-quarter 2009, which included the benefit of Williams’ IDR waiver. Without that benefit, the partnership’s cash distribution coverage ratio would have been 1.48x for third-quarter 2009.
     The year-over-year declines in distributable cash flow in the 2009 periods are due to lower cash distributions from the Discovery and Wamsutter investments, as well as lower results from Four Corners. Lower NGL margins drove the decline in results at Four Corners and Wamsutter.
     As a result of 2008 hurricane impacts and sharply lower NGL margins, Discovery did not make cash distributions to the partnership earlier in the year. However, Discovery was fully operational for third-quarter 2009 and paid the partnership an $11.1 million cash distribution in September.
Partnership Strengthens Outlook for 2009 DCF, Distribution Coverage
     Williams Partners’ management is updating its outlook for full-year 2009 commodity price assumptions and the corresponding effect on select partnership results to reflect year-to-date results and the outlook for the fourth quarter.
     The partnership’s outlook for 2009 distributable cash flow and cash distribution coverage ratio have both been increased compared with previous guidance, which was issued on Aug. 6. The full commodity price outlook and guidance are presented in the following chart.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 2 of 8

2009 Commodity Price Results, Assumptions and Outlook
	YTD	3Q	Full-Year 2009
	Results	Results	Assumptions/Outlook
			Low	High
Natural Gas ($/MMBtu):
NYMEX	$3.93	$3.39	$3.95	$4.35
Rockies	$2.79	$2.71	$3.00	$3.40
San Juan	$3.02	$2.95	$3.20	$3.50

Oil / NGL:			Low	High
Crude Oil — WTI ($/barrel)	$53	$68	$55	$60
NGL to Crude Oil relationship*	51%	47%	49%	51%

Financial Impacts
Amounts in millions, except NGL margins and coverage ratios

Four Corners NGL Margins ($/gallon)	$0.39	$0.46	$0.40	$0.44
Wamsutter NGL Margins ($/gallon)	$0.36	$0.43	$0.36	$0.39

2009 Distributable Cash Flow**	$123	$62	$170	$190
2009 Distributions	$103	$34	$137	$137
Cash Distribution Coverage Ratio**	1.2x	1.8x	1.2x	1.4x

*	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

**	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
     Management is also providing its initial outlook for 2010 distributable cash flow and cash distribution coverage, as well as NGL margins at Four Corners and Wamsutter, based on current forward market commodity prices for 2010. This information is presented in the following chart. The cash distribution coverage ratio range shown below is based on current annual cash distribution per limited-partner unit of $2.54 and includes full payment of incentive distribution rights to Williams in 2010.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 3 of 8

2010 Base Business Outlook
Market
(10-19-09)
Natural Gas ($/MMBtu):
NYMEX	$6.31
Rockies	$5.74
San Juan	$5.83

Oil / NGL:
Crude Oil — WTI ($/barrel)	$82.52
Crude to Gas Ratio	13:1
NGL to Crude Oil relationship*	50% - 55%

Financial Impacts

Four Corners NGL margin ($/gallon)	$0.48 - $0.59
Wamsutter NGL margin ($/gallon)	$0.43 - $0.52
Distributable Cash Flow (in millions) **	$175 - $210
Cash Distribution Coverage Ratio**	1.1x - 1.3x

*	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

**	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
Chief Operating Officer Perspective
     “The partnership turned in a very strong performance in the third quarter, as NGL margins have continued to improve and gathering and equity sales volumes were strong across all of our gathering and processing businesses,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners.
     “Our well connect program in the West helped drive a 7 percent increase in gathered volumes at Wamsutter during the quarter; and the new Tahiti volumes, as well as full recovery from the ’08 hurricane effects, led to a 51 percent increase in plant inlet volumes at Discovery,” Armstrong said.
     “Our strong performance in the second half of the year will also enable us to pursue some small organic growth opportunities and small bolt-on acquisitions,” Armstrong said.
Business Segment Performance
     Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 4 of 8

Consolidated Segment Profit	3Q		YTD
Amounts in thousands	2009	2008	2009	2008

Gathering and Processing — West	$63,482	$70,691	$142,642	$207,874
Gathering and Processing — Gulf	10,925	8,480	15,591	30,437
NGL Services	5,796	6,315	15,286	15,270

Consolidated Segment Profit	$80,203	$85,486	$173,519	$253,581

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$58,482	$64,681	$138,608	$195,533
Gathering and Processing — Gulf	10,925	9,370	15,591	31,327
NGL Services	5,796	6,315	15,286	15,270

Recurring Consolidated Segment Profit*	$75,203	$80,366	$169,485	$242,130

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
     Lower per-unit NGL margins at Four Corners drove the lower results for the Gathering & Processing — West segment during the third quarter. Lower operating and maintenance expenses at Four Corners, as well as higher equity earnings from Wamsutter partially offset the lower NGL margins. The lower operating and maintenance expenses at Four Corners were primarily due to lower system losses.
     The higher third-quarter equity earnings from Wamsutter were due to a higher allocation of Wamsutter’s net income to the partnership in 2009 compared with 2008. Based on the provisions of Wamsutter’s LLC agreement, Williams Partners’ share of Wamsutter’s net income varies depending on its year-to-date net income for a given period and the partnership’s overall level of ownership. This higher allocation offset the decrease in Wamsutter’s total net income.
     Higher third-quarter equity earnings from the Discovery investment drove the higher segment profit in the Gathering and Processing — Gulf segment for the third-quarter of 2009. Discovery’s third-quarter 2008 equity earnings were reduced by approximately $5.0 million as a result of hurricane-related damages and downtime.
     Lower per-unit NGL margins at Four Corners and lower equity earnings from Wamsutter were the key drivers of the lower year-to-date results in the Gathering and Processing — West segment. Lower per-unit NGL margins led to the lower equity earnings at Wamsutter.
     Downtime at Ignacio due to the June 2009 pipeline rupture also negatively affected the year-to-date results. Lower operating and maintenance expenses at Four Corners, as well as higher fee-based revenues at Wamsutter on higher gathering volumes partially offset the lower NGL margins. The lower operating and maintenance expenses at Four Corners were primarily due to lower system losses.
     Lower equity earnings from the Discovery investment drove the lower segment profit results in the Gathering and Processing — Gulf segment for the year-to-date 2009 period. The reduced equity earnings were due primarily to lower per-unit NGL margins and lower plant inlet volumes as both Discovery and its producers

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 5 of 8

worked to recover from the 2008 hurricane damage. These negative impacts were partially offset in the year-to-date period by the receipt of $4.2 million in business interruption insurance proceeds on the Discovery investment during the first quarter.
     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, cash distribution coverage ratio, as well as recurring segment profit to reported segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Definitions of Non-GAAP Financial Measures
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that the partnership characterizes as unrepresentative of its ongoing operations.
     Williams Partners defines distributable cash flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery.
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders. Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner-units outstanding. Distributable cash flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement.
     Williams Partners calculates the ratio of distributable cash flow per limited partner unit to the actual cash distribution per unit paid and the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of distributable cash flow relative to the partnership’s actual cash distribution on both a per limited partner unit and total distribution basis.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s third-quarter 2009 financial results during a live webcast today beginning at 11 a.m. EDT. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
     A limited number of phone lines also will be available at (888) 208-1812. International callers should dial (719) 325-2327. Replays of the third-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 6 of 8

Form 10-Q
     The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “objectives,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar expressions. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	inflation, interest rates and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risks of our customers;

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 7 of 8

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Forms 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.
###

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2009 Financial Results - Oct. 29, 2009	Page 8 of 8

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner units outstanding. Distributable Cash Flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These measures reflect the amount of Distributable Cash Flow relative to our cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2008						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$50,405	$86,778	$70,691	$207,874	$46,288	$254,162	$38,310	$40,850	$63,482	$142,642
Gathering and Processing — Gulf	13,511	8,446	8,480	30,437	(14,590)	15,847	691	3,975	10,925	15,591
NGL Services	5,541	3,414	6,315	15,270	8,768	24,038	4,316	5,174	5,796	15,286

Segment Profit	69,457	98,638	85,486	253,581	40,466	294,047	43,317	49,999	80,203	173,519
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(9,276)	(2,328)	(11,604)	966	—	(5,000)	(4,034)

Wamsutter customer contract adjustment included in equity earnings	(3,065)	—	—	(3,065)	—	(3,065)	—	—	—	—
Gathering and Processing — Gulf

Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	890	890	2,935	3,825	—	—	—	—

Hurricane-related survey costs (60%)	—	—	—	—	1,188	1,188	—	—	—	—
NGL Services

Product imbalance valuation adjustment	—	—	—	—	(1,437)	(1,437)	—	—	—	—
Other items:
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	6,187	6,187	—	—	—	—

Recurring Segment Profit	$66,392	$95,372	$80,366	$242,130	$47,011	$289,141	$44,283	$49,999	$75,203	$169,485

	2008						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit” to GAAP “Net income”

Net income	$43,629	$71,822	$60,833	$176,284	$15,105	$191,389	$18,672	$25,368	$55,947	$99,987

Depreciation, amortization and accretion	11,226	11,002	11,735	33,963	11,066	45,029	11,184	11,164	11,288	33,636

Non-cash amortization of debt issuance costs included in interest expense	489	459	459	1,407	461	1,868	460	462	461	1,383
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(9,276)	(2,328)	(11,604)	966	—	(5,000)	(4,034)
Equity earnings	(34,815)	(46,050)	(29,045)	(109,910)	731	(109,179)	(12,110)	(22,962)	(34,700)	(69,772)
Reimbursements from Williams under omnibus agreement	771	865	692	2,328	653	2,981	327	914	760	2,001
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	6,187	6,187	—	—	—	—

Maintenance capital expenditures (a)	(8,534)	(2,497)	(5,309)	(16,340)	(5,420)	(21,760)	(5,142)	(7,176)	(3,780)	(16,098)

Distributable Cash Flow Excluding Equity Investments	12,766	32,335	33,355	78,456	26,455	104,911	14,357	7,770	24,976	47,103

Plus: Wamsutter cash distributions to Williams Partners L.P.	22,704	26,603	28,989	78,296	20,843	99,139	15,643	20,045	25,634	61,322

Plus: Discovery’s cash distributions to Williams Partners L.P. (b)	16,800	15,600	13,200	45,600	10,800	56,400	—	3,540	11,100	14,640

Distributable cash flow attributable to partnership operations	52,270	74,538	75,544	202,352	58,098	260,450	30,000	31,355	61,710	123,065

Distributable Cash Flow attributable to partnership operations allocable to general partner	13,431	24,565	25,067	63,063	16,344	79,407	600	627	1,234	2,461

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$38,839	$49,973	$50,477	$139,289	$41,754	$181,043	$29,400	$30,728	$60,476	$120,604

Weighted average number of units outstanding:	52,774,728	52,774,728	52,775,912	52,775,126	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452	52,777,452

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.74	$0.95	$0.96	$2.65	$0.79	$3.44	$0.56	$0.58	$1.15	$2.29

Actual cash distribution per unit:	$0.600	$0.625	$0.635	$1.860	$0.635	$2.495	$0.635	$0.635	$0.635	$1.905

Total cash distributed:	$37,922	$40,560	$41,617	$120,099	$41,617	$161,716	$34,197	$34,197	$34,197	$102,591

Coverage ratios:

Distributable Cash Flow attributable to partnership operations per limited partner unit divided by Actual cash distribution per unit:	1.23	1.52	1.51	1.42	1.25	1.38	0.88	0.92	1.80	1.20

Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.38	1.84	1.82	1.68	1.40	1.61	0.88	0.92	1.80	1.20

Distributable cash flow attributable to partnership operations divided by total cash distribution excluding Williams’ IDR Support (c)	N/A	N/A	N/A	N/A	N/A	N/A	0.72	0.75	1.48	0.99

Net income, per common and subordinated unit divided by Actual cash distribution per unit	1.18	1.94	1.57	1.57	0.24	1.23	0.57	0.76	1.64	0.99

Net income divided by Total cash distributed	1.15	1.77	1.46	1.47	0.36	1.18	0.55	0.74	1.64	0.97

(a)	Maintenance capital expenditures includes certain well connection capital.

(b)	Discovery’s LLC agreement was amended in the second quarter 2009 so that it would make its cash distribution for a given quarter in that same quarter.

(c)	Williams’ IDR support is a reduction of total cash distributed of approximately $7.4 million.

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$21,194	$37,480	$32,007	$90,681	$13,083	$103,764	$15,321	$18,975	$23,642	$57,938
Depreciation and accretion	5,228	5,213	5,295	15,736	5,446	21,182	5,447	5,556	5,684	16,687
Maintenance capital expenditures	(3,245)	(6,258)	(5,867)	(15,370)	(6,070)	(21,440)	(5,437)	(6,080)	(2,787)	(14,304)

Distributable Cash Flow — 100%	$23,177	$36,435	$31,435	$91,047	$12,459	$103,506	$15,331	$18,451	$26,539	$60,321

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income (loss)	$22,701	$14,282	$13,740	$50,723	($16,323)	$34,400	($5,352)	$6,646	$18,430	$19,724
Depreciation and accretion	6,983	6,802	3,726	17,511	3,813	21,324	3,929	4,765	5,005	13,699
Maintenance capital expenditures	(187)	(285)	(680)	(1,152)	(19)	(1,171)	(70)	(1,037)	(518)	(1,625)

Distributable Cash Flow — 100%	$29,497	$20,799	$16,786	$67,082	($12,529)	$54,553	($1,493)	$10,374	$22,917	$31,798

Distributable Cash Flow — our 60% interest	$17,698	$12,479	$10,072	$40,249	($7,517)	$32,732	($896)	$6,224	$13,750	$19,079

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” and coverage ratio outlook for 2009 and 2010
(Dollars in millions)

	Full Year 2009		Full Year 2010
	Total Year	Total Year	Total Year	Total Year
	Low	High	Low	High

Net income	$130	$151	$144	$178
Depreciation, amortization and accretion	45	45	46	46
Certain non-cash, non-recurring items	(3)	(2)	(7)	(5)
Reimbursements from Williams under omnibus agreement	4	4	1	1
Equity earnings	(94)	(99)	(107)	(123)
Maintenance capital expenditures	(21)	(21)	(32)	(32)

Distributable cash flow excluding equity investments	$61	$78	$45	$65

Plus: Wamsutter cash distributions to Williams Partners L.P.	86	87	99	107
Plus: Discovery’s cash distributions to Williams Partners L.P.	23	25	31	38

Distributable cash flow attributable to partnership operations	$170	$190	$175	$210

Total cash to be distributed	$137	$137	$166	$166

Coverage Ratios:

Distributable cash flow attributable to partnership operations divided by total cash distributed	1.2	1.4	1.1	1.3

Net income divided by total cash distributed	1.0	1.1	0.9	1.1

Consolidated Statements of Income
(UNAUDITED)

	2008*						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Revenues:

Product sales:
Affiliate	$78,122	$94,134	$92,421	$264,677	$49,622	$314,299	$30,872	$32,886	$48,977	$112,735
Third-party	4,221	9,741	6,430	20,392	4,589	24,981	2,291	5,178	3,285	10,754
Gathering and processing:
Affiliate	8,790	9,847	9,480	28,117	9,776	37,893	10,610	10,826	10,990	32,426
Third-party	46,210	49,548	50,721	146,479	48,577	195,056	47,255	44,462	48,425	140,142
Storage	7,333	7,102	8,264	22,699	8,730	31,429	8,361	8,101	8,531	24,993
Fractionation	3,292	4,804	5,484	13,580	3,861	17,441	2,557	2,619	2,396	7,572
Other	2,394	3,069	2,913	8,376	7,585	15,961	3,522	2,255	2,549	8,326

Total revenues	150,362	178,245	175,713	504,320	132,740	637,060	105,468	106,327	125,153	336,948
Cost and expenses:
Product cost and shrink replacement:
Affiliate	22,033	27,686	22,358	72,077	13,295	85,372	8,866	7,446	9,066	25,378
Third-party	30,065	38,323	35,391	103,779	16,927	120,706	11,296	13,092	20,937	45,325
Operating and maintenance expense:
Affiliate	23,133	16,548	21,220	60,901	15,834	76,735	11,759	10,615	10,352	32,726
Third-party	23,951	29,984	29,257	83,192	25,974	109,166	28,147	31,766	27,232	87,145
Depreciation, amortization and accretion	11,226	11,002	11,735	33,963	11,066	45,029	11,184	11,164	11,288	33,636
General and administrative expense:
Affiliate	9,876	12,385	10,620	32,881	11,184	44,065	11,587	11,879	11,551	35,017
Third-party	928	749	664	2,341	653	2,994	893	643	646	2,182
Taxes other than income	2,505	2,167	2,314	6,986	2,522	9,508	2,436	2,325	2,586	7,347
Other, net	333	(2,811)	(5,822)	(8,300)	4,777	(3,523)	1,679	(18)	(5,019)	(3,358)

Total costs and expenses	124,050	136,033	127,737	387,820	102,232	490,052	87,847	88,912	88,639	265,398

Operating income	26,312	42,212	47,976	116,500	30,508	147,008	17,621	17,415	36,514	71,550
Equity earnings — Wamsutter	21,194	37,480	20,801	79,475	9,063	88,538	15,321	18,975	23,642	57,938
Discovery investment income (loss)	13,621	8,570	8,244	30,435	(8,078)	22,357	812	4,151	11,058	16,021
Interest expense	(17,673)	(16,683)	(16,437)	(50,793)	(16,427)	(67,220)	(15,116)	(15,200)	(15,281)	(45,597)
Interest income	175	243	249	667	39	706	34	27	14	75

Net income	$43,629	$71,822	$60,833	$176,284	$15,105	$191,389	$18,672	$25,368	$55,947	$99,987

Allocation of net income *
Net income	$43,629	$71,822	$60,833	$176,284	$15,105	$191,389	$18,672	$25,368	$55,947	$99,987
Allocation of net income (loss) to general partner*	5,981	7,811	7,985	21,777	7,180	28,957	(372)	(137)	921	412

Allocation of net income to limited partners*	$37,648	$64,011	$52,848	$154,507	$7,925	$162,432	$19,044	$25,505	$55,026	$99,575
Net income, per common and subordinated unit*	$0.71	$1.21	$1.00	$2.92	$0.15	$3.07	$0.36	$0.48	$1.04	$1.88
Weighted average number of units outstanding	52,774,728	52,774,728	52,775,912	52,775,126	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452	52,777,452
The Net income, per common and subordinated unit for 2008 amounts have been retrospectively adjusted for new guidance regarding the application of the two-class method to calculate earnings per unit for Master Limited Partnerships, which states, among other things, that the calculation of earnings per unit should not reflect an allocation of undistributed earnings to the incentive distribution right (IDR) holders beyond amounts distributable to IDR holders under the terms of the partnership agreement. Previously, under generally accepted accounting principles, we calculated earnings per unit as if all the earnings for the period had been distributed, which resulted in an additional allocation of income to the general partner (the IDR holder) in quarterly periods where an assumed incentive distribution exceeded the actual incentive distribution. Following the adoption of this guidance, we no longer calculate assumed incentive distributions. We adopted this guidance in January 2009, and have retrospectively applied it to all periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2008						2009
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$132,333	$158,563	$155,217	$446,113	$114,025	$560,138	$90,778	$91,664	$109,843	$292,285
Cost and expenses:
Product cost and shrink replacement	47,446	61,144	53,902	162,492	26,700	189,192	18,461	19,054	28,059	65,574
Operating and maintenance expense	40,893	36,677	42,129	119,699	37,014	156,713	33,014	35,963	32,189	101,166
Depreciation, amortization and accretion	10,299	10,136	10,811	31,246	9,969	41,215	10,344	10,278	10,375	30,997
Direct general and administrative expenses	1,930	2,058	2,188	6,176	2,157	8,333	2,161	2,300	2,348	6,809
Other, net	2,554	(750)	(3,703)	(1,899)	960	(939)	3,809	2,194	(2,968)	3,035

Segment operating income	29,211	49,298	49,890	128,399	37,225	165,624	22,989	21,875	39,840	84,704
Equity earnings	21,194	37,480	20,801	79,475	9,063	88,538	15,321	18,975	23,642	57,938

Segment profit	$50,405	$86,778	$70,691	$207,874	$46,288	$254,162	$38,310	$40,850	$63,482	$142,642

Gathering and Processing — Gulf
Segment revenues	$567	$546	$537	$1,650	$446	$2,096	$486	$459	$350	$1,295
Cost and expenses:
Operating and maintenance expense	524	519	148	1,191	477	1,668	575	575	124	1,274
Depreciation and accretion	153	151	153	457	294	751	32	60	33	125
Other, net	—	—	—	—	6,187	6,187	—	—	326	326

Segment operating income (loss)	(110)	(124)	236	2	(6,512)	(6,510)	(121)	(176)	(133)	(430)
Discovery investment income (loss)	13,621	8,570	8,244	30,435	(8,078)	22,357	812	4,151	11,058	16,021

Segment profit (loss)	$13,511	$8,446	$8,480	$30,437	($14,590)	$15,847	$691	$3,975	$10,925	$15,591

NGL Services
Segment revenues	$17,462	$19,136	$19,959	$56,557	$18,269	$74,826	$14,204	$14,204	$14,960	$43,368
Cost and expenses:
Product cost	4,652	4,865	3,847	13,364	3,522	16,886	1,701	1,484	1,944	5,129
Operating and maintenance expense	5,667	9,336	8,200	23,203	4,317	27,520	6,317	5,843	5,271	17,431
Depreciation and accretion	774	715	771	2,260	803	3,063	808	826	880	2,514
Direct general and administrative expenses	544	700	631	1,875	707	2,582	756	764	860	2,380
Other, net	284	106	195	585	152	737	306	113	209	628

Segment profit	$5,541	$3,414	$6,315	$15,270	$8,768	$24,038	$4,316	$5,174	$5,796	$15,286

Williams Partners:
Conway storage revenues	$7,333	$7,102	$8,264	$22,699	$8,730	$31,429	$8,361	$8,101	$8,531	$24,993
Conway fractionation volumes (bpd) — our 50%	33,103	38,173	43,829	38,388	40,898	39,019	36,721	40,688	36,916	38,109
Carbonate Trend gathering volumes (BBtu/d)	24	23	21	23	19	22	20	19	15	18

Williams Four Corners:
Gathering volumes (BBtu/d)	1,316	1,410	1,406	1,377	1,388	1,380	1,355	1,321	1,377	1,351
Plant inlet natural gas volumes (BBtu/d)	547	680	681	636	673	646	653	554	653	620
NGL equity sales (million gallons)	36	43	43	122	40	162	39	39	44	122
NGL margin ($/gallon)	$0.74	$0.78	$0.88	$0.80	$0.57	$0.75	$0.32	$0.40	$0.46	$0.39
NGL production (million gallons)	112	140	134	386	132	518	123	123	143	389

Wamsutter — 100%:
Gathering volumes (BBtu/d)	434	521	506	487	534	499	534	545	543	541
Plant inlet natural gas volumes (BBtu/d)	404	427	393	408	413	409	437	419	412	423
NGL equity sales (million gallons)	41	36	30	107	32	139	36	35	37	108
NGL margin ($/gallon)	$0.58	$0.63	$0.77	$0.65	$0.40	$0.59	$0.25	$0.39	$0.43	$0.36
NGL production (million gallons)	106	114	97	317	98	415	105	109	114	328

Discovery Producer Services — 100%
Plant inlet natural gas volumes (BBtu/d)	627	614	378	539	211	457	324	470	569	455
Gross processing margin ($/MMBtu)	$0.45	$0.36	$0.48	$0.42	$—	$0.37	$0.10	$0.20	$0.30	$0.22
NGL equity sales (million gallons)	37	23	21	81	4	85	12	25	30	67
NGL production (million gallons)	70	58	43	171	10	181	30	56	79	165